Exhibit 99.1

ATS Corporation Appoints Jack Tomarchio to Board of Directors

MCLEAN, VA – (BUSINESSWIRE) – August 18, 2008, ATS Corporation (“ATSC” or the “Company”) (OTCBB: ATCT), a leading information technology company that delivers innovative technology solutions to government and commercial organizations, today announced the appointment of Jack Tomarchio, a former Department of Homeland Security (“DHS”) senior official, to its Board of Directors, effective today.

Mr. Tomarchio brings extensive government, business, and legal experience to the board of ATSC.  Most recently, he served as the Principal Deputy Assistant Secretary in the Office of Intelligence and Analysis at DHS.   In this role, he was primarily responsible for enabling information sharing across state and local governments, the private sector and the intelligence community. Prior to his appointment to DHS, he was a partner with a national law firm where he was the co-chair of the firm’s Government Relations Department and the National Security Practice.  He has also founded a number of businesses that focus on government affairs and homeland security-related matters, as well as a venture capital fund which invests in emerging security technologies.  His early career was spent in the U.S. Army’s 82nd Airborne Division, where he served in Operation Urgent Fury in Grenada and Operation Desert Storm, among other posts, as well has being commissioned as a Judge Advocate.

Mr. Tomarchio is replacing George Troendle on the ATSC Board of Directors.  Mr. Troendle’s recent resignation from the Board was due to his appointment as the Company’s Chief Operating Officer effective August 11, 2008.

ATSC Chairman, President and Chief Executive Officer Dr. Ed Bersoff stated, “We are extremely privileged to have Jack join our Board after his recent departure from DHS.  We will especially depend on his experience in security and intelligence matters to contribute to our expanding information-sharing capabilities, where we have seen tremendous growth opportunities.”

About ATS Corporation

ATSC is a leading provider of software and systems development, systems integration, infrastructure management and outsourcing, information sharing and consulting to the Department of Defense, Federal civilian agencies, public safety and national security customers, as well as commercial enterprises.  Headquartered in McLean, Virginia, the Company has more than 750 employees at 14 locations across the country.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, as amended on March 21, 2008 and April 4, 2008. In addition, the forward-looking statements included in this press release represent our views as of August 18, 2008. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to August 18, 2008.

Additional information about ATSC may be found at www.atsva.com.

Company Contact:

Joann O’Connell

Vice President, Investor Relations

ATS Corporation

(571) 766-2400

Media Contact:

Penny Parker

Corporate Communications Manager

ATS Corporation

(571) 766-2400

SOURCE: ATS Corporation